Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the references to our firm in this Registration Statement on Form S-4, for Tengasco, Inc., and to the use of information from, and the inclusion of, our report dated January 31, 2020, with respect to the estimates of proved reserves and future cash flows as of December 31, 2019. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement and related prospectus.

LAROCHE PETROLEUM CONSULTANTS, LTD.
By LPC, Inc. General Partner

By:	/s/ William M. Kazmann
Name:	William M. Kazmann
Title:	President

Richardson, Texas
December 31, 2020